Code:

Employment Agreement

Party A (Employer): Dalian Rino Environmental
Engineering Technology Co., Ltd.
Party B (Employee): Li Yu

Formed by Labor and Social Security Bureau of Dalian City

This Employment Agreement is signed by and between Party A and Party B on the principles of legality, fairness, equality, voluntariness, negotiation, honesty, credibility according to the labor law of People’s Republic of China and labor contract law of People’s Republic of China and relevant laws and regulations.

1.	Basic details of parties.

Article 1           Party A (Employer) Dalian Rino Environmental Engineering Technology Co., Ltd.
Legal Representative, Major Responsible People or Entrusted Agent : Dejun Zou
Type of Unit Enterprise  economic type: limited liability
Organization code 74439770-9
Registration place No.11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian City, Liaoning Province.
Actual Operating Place _________ Road, ________ Street, ______ District, _____ City, ________ Province.
Contact info and telephone 0411-87662700

Article 2           Party B(Employee)  Li Yu   Sex Female
Type of Household Registration  not Agriculture
ID number of Resident 21020419590201306
Household Registration: Gan district, Dalian City, Liaoning Province.
Place of residency: Gan district, Dalian City, Liaoning Province.
Contact info and telephone:

Article 3, Party B should inform Party A timely about every change regarding contact info and telephone.

2.	Term of the Agreement:
Article 4           The term of the Agreement is agreed upon by the parties according to the first clause of the following arrangement.
(1)  Fixed term: the term of this agreement shall commence on September 11th, 2008 and shall continue until September 10th, 2013. the probationary period will start from ______________-until ____________.
(2) Non fixed term: the term of this agreement shall commence on ____________. The probationary period will start from ___________ until ______________.
(3) Term based upon mission finished: the term of this agreement shall commence on _____________ until _____________

3.	Working contents and working place

Article 5           Party A agrees to employ Party B as accounting manager for the management position, the working place is located in the Company.

            Party A and Party B may sign employment terms to lay out detailed working responsibility and requirements.

Article 6           Party B should comply with Party A’s working arrangements and requirements, perform working responsibility diligently, finish working mission timely, comply with regulations formed by Party A.

4.	Working hours, rest and vacation .

Article 7           Party B’s position will follow the first working hour system.
(1)	Standard working hour system: the normal working hours of the Party B shall be eight hours each day, for an average of forty hours per week, the rest days for each week shall be Saturday and Sunday.
(2)
Non fixed working hour system: Based upon the assurance of Party B’s health and in consideration of Party B’s opinions, Party A shall adopt means such as concentrated work, concentrated rest, alternate rest and flexible working to ensure Party B’s rights for vacation and the accomplishments of production and working.

(3)	Calculate working hours based upon (year/season/month), average working day and average working week do not exceed standard legal working time.

Party A shall ask for an approval before implementing methods of (2) and (3)

Article 8 The Employee is entitled to all legal holidays and other paid leaves of absence in accordance with the laws and regulations of PRC and the company’s work rules.

Article 9 The Party A may extend working hours due to the requirements of its production or business after consultation with the trade union and the Party B, but the overtime working hours for a day shall generally not exceed one hour; if such overtime work is called for due to special reasons, the extended hours shall not exceed three hours a day, however, the total extension in a month shall not exceed thirty-six hours.

5.	Remuneration of Labor

Article 10         In accordance with production nature and economic benefit, Party A will set up remuneration system of its own. With such system, Party B’s salary level will be decided on the basis of labor skills, labor amount, labor conditions, labor contributions. Same amount of labor will be compensated equally.

Article 11         The third method of payment system is adopted.
(1)	Time-based salary: Party B’s salary standard is _____ yuan/month, bonus will calculated based upon Party B’s actual labor contribution.
(2)	Item-based salary: Party B’s labor amount is ______, unit price is ______.
(3)	According to the salary system formed by Party A.

In the probationary period, Party B’s salary standard is ______

Article 12         Party A shall pay Party B before 15th day of each month in the form of legal tender or bank account transfer. In the case of holiday or vocation, the salary’s payment will be paid in the latest working day.

Party A shall record the time, amount, working days, signature of Party B’s salary payment, Party A will provide salary list to Party B.

Article 13         Party B works in the extended hours or holidays, legal vacation days Party A shall provide Party B’s vacation or pay Party B additional salary according to PRC’s relevant regulations.

Article 14         If Party B performs the work, Party A shall pay Party B no less than the standard minimum salary.

Article 15         Party B’s vocational salary in sick leave will be provided by Party A according to the company’s regulation, but such salary will be no less than 80% of the minimum salary.

6.	Social insurance and social welfare

Article 16         Party A and Party B shall take part in the social security system according to laws, and pay off social security timely. Both parties agree social security will be paid according to the first means. Among them, Party A shall deduct from Party B’s paycheck of the portion that Party B is responsible for.

(1) take part in pension insurance, medical insurance, unemployment insurance, working damage insurance and propagation insurance.
(2) tack part in medical insurance, working damage insurance and ___________

Article 17        During the term of this Agreement, Party B shall be entitled to proper treatment according to law and regulations in the case of vacation, sickness, damage, professional disease or working injury, propagation, death as well as duration and treatment in the period of medicine and pregnancy.

Article 18         Party A will provide Party B the following supplementary insurance and welfare treatment.

7.	Labor protection, labor condition and professional damage protection.

Article 19        Party A shall establish and perfect safety technology operating rules, working regulations and systems of labor safety health, occupational damage protection. Party A shall provide Party B necessary training. Party B shall comply with various safety operating rules and regulations.

Article 20         Party A will provide Party B necessary labor protection items and labor safety conditions which comply with corresponding national regulations.

Article 21         For those positions which may induce occupational disease, Party A shall inform Party B honestly, and provide labor safety education to Party B. Party A should precaution the accidents happened in the process of working and reduce occupation damage.

Article 22        Party B is entitled to refusing to work, if Party A’s order is in violation of safety regulations and jeopardizing Party B’s personal safety. For those damaging labor conditions provide by Party A, Party B is entitled to criticize, disclose and prosecute.

8.	Performance and modification of labor contract

Article 23         Both parties of this Agreement will fully and legally perform their respective duties under this agreement.

Article 24         The performance of this agreement will not be affected, if Party A proceeds to modify its name, legal representative, major managing officer or investors.

Article 25         The mergers and dissolution of Party A shall not affect the validity of this Agreement, the successor of Party A’s rights and obligation shall continue to perform this agreement.

Article 26         The relevant clauses of this agreement may be modified by the parties through consultation and such modification will be confirmed by written form.

9.	Termination and discharge of labor contract

Article 27         This Agreement may be terminated by the parties through consultation.

Article 28         Party B may terminate this agreement if Party B gives a 30 days’ written notice in advance. During the probationary period, Party B may terminate this agreement if Party B gives a 3-day notice in advance.

Article 29         Party B could terminate this Agreement, if:

(1) Party A does not provide labor protection and labor condition according to the agreement.
(2) Party A does not provide labor remuneration timely and fully.
(3) Party A does not pay  for social insurance fee on behalf of Party B
(4) Party A’s regulation and system is in violation of laws and regulations of PR and harm Party B’s interests.
(5) this Agreement is rendered invalid due to article 26 section 1 of labor contract law.
(6) other conditions provided by laws and regulations that Party B could terminate labor contract.
(7) Party A compels Party B to do the work through means of violence, threat or illegally confine Party B’s personal freedom, or Party A issues his order without consideration of relevant regulations thus damaging Party B’s personal safety. For these conditions, Party B could terminate this agreement immediately, without informing Party A in advance.

Article 30         Party A may terminate this agreement, if:

(1) Party B is proved to be not qualified for the position offered during the probationary period.
(2) Party B seriously violate Party A’s regulations and systems.
(3) Party B’s graft or serious dereliction of duty, causing a substantial damage to Party A.
(4) Party B establishes employment relationship with other party which seriously affects the completion of Party A’s work, or Party A makes request for correction, Party B unreasonably rejects.
(5) Party B uses such means as deception or coercion, or takes advantage of the other party’s difficulties, to cause the other party to conclude or modify an employment contract, that is contrary to that party’s true intent.
(6) Party B is being charged with criminal offenses.

Article 31         Party A could terminate this Agreement by giving a 30-day written notification or paying party Yi an additional one-month salary, if Party B has the following conditions:

(1) The Employee is ill or injured (other than due to work) and after completion of the medical treatment, is not able to perform his previous function or any other function the Employer assigns to the Employee;
(2) The Employee does not show satisfactory performances and after training and adjusting measures is still not able to perform satisfactorily;
(3) The circumstances have materially changed from the date this agreement was signed to the extent that it is impossible to execute the Agreement;  provided, however, that the parties cannot reach an agreement to amend the contract to reflect the changed circumstances.

Article 32         Party A shall lay off employees according to labor contract law, Party B’s legal interest shall not be affected.

Article 33         This Agreement should be terminated, if:
(1) this Agreement has expired.
(2) Party B is starting to enjoy basic pension insurance treatment.
(3) Party B is dead, or Party B is announced to be dead or missing.
(4) Party A is legally announced bankruptcy
(5) Party A’s business license is cancelled, Party A is ordered to shut down, Party A is nullified or Party A decides to dissolve in advance.
(6) other conditions provided for by laws and regulations.

Article 34         Party A should provide certification of cancellation or termination of labor contract to Party B when such conditions happen, and finish the transferring process of personal files and social security within 15 days. Party B should deal with work transition according to this agreement. Party A should compensate Party B at the time of work transition if such economic compensation is necessitated. Party A should retain the labor contract which is cancelled or terminated for at least 2 years.

10.	Economic compensation and repayment

 Article 35        For the following situations, Party A should compensate Party B’s economic losses according to Article 46 of labor contract law: Party A requests the cancellation of contract according to article 27 of this agreement; the cancellation of contract is based upon Articles 29, 31 and 32; the Agreement is terminated based upon Article 33.

Article 36         Economic compensation shall be based upon the working years Party B has finished during her employment period. For each year accomplished, Party A should pay one month’s salary as compensation. More than 6 months but less than one year should be accounted as one year; less than 6 months should be counted as half of one month. The standard of salary is the average salary for the 12 months preceding the cancellation or termination of labor contract by Party B.

Article 37        If the monthly wage of Party B is greater than three times the average monthly wage of employees in the Party A’s area as published by the People’s Government at the level of municipality directly under the central government or municipality divided into districts of the area where Party A is located, the rate for the severance pay paid to him shall be three times the average monthly wage of employees and shall be for not more than 12 years of work.

Article 38         If Party A terminates or ends an employment contract in violation of this
Law and the Party B demands continued performance of such contract, Party A shall continue performing the same. If Party B does not demand continued performance of the employment contract or if continued performance of the employment contract has become impossible, Party A shall pay double economic damages to Party B.

Party B should responsible for Party A’s losses due to Party B’s illegal cancellation of labor agreement.

11.	Miscellaneous

Article 39         Party A will provide Party B special training fee, and provide occupational training to Party B. A special agreement will be done and a service term will be negotiated.

A breach damaged should paid by Party B, if he violates the term of service.

Article 40         A special Agreement will be formed regarding the noncompetition clauses if Party B is responsible to protect business secrets.
                 Party B will be responsible for the payment of breach damages, if Party B violates the clauses of noncompetition. If Party A incurs losses, Party B should undertake the responsibility of compensation.

Article 41 the following protocols will be attached to this Agreement.
(1)	position protocol
(2)	training protocol
(3)	confidentiality protocol
(4)	_________

Article 42         The other terms agreed upon by both parties:____________

Article 43         The disputes arising out of performance of this Agreement may be resolved by consultation. If consultation fails, both parties may apply for arbitration, litigation according to law.

Article 44         The terms not indicated by this Agreement will be implemented according to national and provincial, city regulations.

Article 45         This Agreement will become effective upon signature or seal by both parties. This Agreement is in duplicate, and Party A and Party B will have one cope respectively.

Party A (seal)	/s/ Dejun Zou
Legal Representative, major managing officer
Or entrusted agent (signature)

Year      Month         Day

Party B(signature)	/s/ Li Yu

Year      Month        Day

If both parties apply voluntarily for certification of labor contract, such application should be submitted to labor administration department within 30 days of formation of labor contract.

Certification Department (seal)

Certification date: Year       month           day